SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) June 16, 2006

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)

Registrant’s telephone number, including area code:   (302) 774-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement

On June 16, 2006, the Compensation Committee of the Board of Directors of the registrant approved a salary increase for Named Executive Officer Thomas M. Connelly, Jr. in connection with his promotion to the position of Executive Vice President and Chief Innovation Officer. Mr. Connelly’s salary was increased from $45,320 per month to $50,000 per month, effective July 1, 2006.

On the same date, the registrant entered into an agreement with Named Executive Officer Gary M. Pfeiffer in connection with Mr. Pfeiffer’s planned retirement. Mr. Pfeiffer stepped down from his role as Senior Vice President and Chief Financial Officer effective June 16, 2006. Under the agreement, Mr. Pfeiffer agreed to remain an employee through December 31, 2006 to assure a smooth transition of the Chief Financial Officer role, and the registrant agreed to pay Mr. Pfeiffer $2,000,000 in addition to the payments and benefits to which he is otherwise entitled as a retiree of the registrant. The agreement also includes a one-year noncompete provision, a restriction on hiring employees of the registrant, a mutual nondisparagement clause, and a release of claims.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ D. B. Smith
D. B. Smith
Vice President and Controller

June 21, 2006